Exhibit 2.1

STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement (this “Agreement”), dated as of February 13, 2004, is entered into by and among the Investors listed on Exhibit A hereto (each an “Investor” or jointly the “Investors”) and HEI, Inc., a Minnesota corporation (the “Company”). The Investors and the Company are sometimes referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

     WHEREAS, the Company will at the Closing (as defined in Section 1.3) sell up to 1,180,000 shares of its common stock, par value $0.05 per share (the “Common Stock”), together with five-year common stock purchase warrants in the form attached hereto as Exhibit B (the “Warrants”), to the Investors, and the Investors will purchase the Common Stock and the Warrants from the Company, on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, the Parties agree as follows:

1.     Subscription for Shares.

     1.1 Authorization. The Company will authorize the sale and issuance of up to 1,180,000 shares of its Common Stock (the “Shares”), having the rights, privileges and preferences as set forth in the Company’s Restated Articles of Incorporation, as amended to date (the “Articles of Incorporation”), and Warrants to purchase up to 354,000 shares of its Common Stock.

     1.2 Sale of Common Stock and Warrants. Subject to the terms and conditions hereof, each Investor agrees, severally and not jointly, to purchase at the Closing, and the Company agrees to issue and sell to each Investor, that number of shares of the Company’s Common Stock set forth opposite each Investor’s name on Exhibit A, at a price of $3.00 per share (the “Purchase Price”). In consideration of the purchase of the Shares, the Company agrees to issue and deliver to each Investor, at the Closing, Warrants to purchase that number of shares of Common Stock set forth opposite each Investor’s name on Exhibit A (the “Warrant Shares”), with an exercise price per share equal to 110% of the Market Value. For purposes of this Agreement, “Market Value” means the average of the closing prices of the Common Stock as reported by the NASDAQ National Market over the five (5) trading days immediately preceding the Closing Date. The Shares and the Warrants to be purchased by the Investors are sometime referred to in this Agreement as the “Securities.”

     1.3 Closing. The closing (the “Closing”) of the purchase and sale of the Securities shall take place at the offices of Gray Plant Mooty, 500 IDS Center, 80 South Eighth Street, Minneapolis, MN 55402, at 10:00 a.m., on February 13, 2004, or at such other time and place (or through such other means such as by facsimile) as the Company and the Investors mutually agree upon orally or in writing (the “Closing Date”). At the Closing, the Company shall deliver to each Investor a certificate representing the Common Stock that such Investor is purchasing (as set forth on Exhibit A) together with the Warrants representing the right to purchase that number of Warrant Shares set forth opposite such Investor’s name on Exhibit A, against delivery to the Company by such Investor of a wire transfer in immediately available funds in the amount of the aggregate Purchase Price therefor. The Company agrees to issue a press release announcing the sale of the Shares and Warrants within one (1) business day of the Closing Date.

2.     Representations and Warranties of the Company. As a material inducement to the Investors to enter into this Agreement and purchase the Securities, the Company hereby represents and warrants to each Investor as follows:

     2.1 Organization and Standing. The Company and its subsidiaries are corporations duly organized, validly existing, and in good standing under the laws of the jurisdiction in which they are incorporated and have all requisite corporate power and authority and all material qualifications, licenses, permits and authorizations necessary to own and operate their properties, to carry on their businesses as now conducted and as proposed to be conducted through the fiscal year ending August 31, 2004, and to carry out the transactions contemplated by this Agreement. Except as disclosed on Schedule 2.1, each of the Company and its subsidiaries is duly qualified to do business as a foreign corporation in all jurisdictions in which the failure to be so qualified would have a Material Adverse Effect (as defined in Section 2.7) on the Company’s or its subsidiaries’ properties or business as now conducted or as proposed to be conducted through the current fiscal year.

     2.2 Corporate Power. The Company has all requisite legal and corporate power to execute and deliver this Agreement and the other agreements contemplated hereby, to issue the Securities hereunder, and to carry out and perform its obligations under the terms of this Agreement.

     2.3 Capitalization.

(a) The authorized capital stock of the Company, the designations of classes of capital stock and the rights and preferences of capital stock are set forth in the Articles of Incorporation. As of the date hereof, 7,093,491 shares of the Common Stock are issued and outstanding, excluding the Shares and the Warrant Shares, and no shares of preferred stock are issued and outstanding. All issued and outstanding shares of the Company’s capital stock as of the date hereof have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in compliance with applicable federal and state securities laws.

(b) There are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, and no person or entity has any options or warrants to purchase Common Stock, except (i) pursuant to options issued under the Company’s stock option plans, stock incentive plans or any other equity-based compensation plans, (ii) pursuant to a common stock purchase warrant to purchase up to 47,700 shares of Common Stock issued to

ThinkEquity Partners, LLC, dated August 29, 2001, (iii) pursuant to a common stock purchase warrant to purchase up to approximately 70,800 shares of Common Stock to be issued to ThinkEquity Partners, LLC, in connection with the transactions contemplated by this Agreement, (iv) pursuant to this Agreement, and (v) as disclosed on Schedule 2.3.

(c) No shareholder of the Company has any rights or preferences not afforded all shareholders of the Company, except (i) to the extent the Company may be obligated to include additional securities pursuant to that certain Registration Rights Agreement, dated as of November 5, 2003, among the Company and Whitebox Hedged HighYield Partners, (ii) pursuant to this Agreement, and (iii) as disclosed on Schedule 2.3. No shareholder has any pre-emptive or approval right pertaining to the sale and purchase of the Common Stock pursuant to this Agreement, whether by statute, contractual obligation or otherwise.

     2.4 Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary (a) for the authorization, execution, delivery and performance by the Company of this Agreement, and each of the other agreements contemplated by this Agreement to which the Company is a Party, (b) for the authorization, issuance, sale and delivery of the Shares and the Warrants, and (c) for the performance of all of the Company’s obligations hereunder and thereunder, has been taken. This Agreement, and each of the other agreements contemplated by this Agreement to which the Company is a Party, when executed and delivered by the Company and each Investor, shall constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency or creditors’ rights and rules of law governing specific performance, injunctive relief or other equitable remedies.

     2.5 Valid Issuance. The Shares, when issued, sold and delivered in accordance with this Agreement, will be duly authorized and validly issued, fully paid and nonassessable, and will be free and clear of any liens or encumbrances, except for restrictions imposed under applicable state and federal securities laws. The Warrant Shares, when issued, sold and delivered in accordance with the Warrants, will be duly authorized and validly issued, fully paid and nonassessable, and will be free and clear of any liens or encumbrances, except for restrictions imposed under applicable state and federal securities laws.

     2.6 SEC Documents; Financial Statements.

(a) Since September 1, 2002, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company (i) has delivered or made available to each Investor or its representative true and complete copies of the SEC Documents to the extent that each Investor or its representative has requested any such SEC Documents from the Company, and (ii) agrees to deliver or make available to each Investor or its representative true and complete copies of any additional SEC Documents, upon request. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(c) To the Company’s knowledge, no other information provided by or on behalf of the Company to any Investor that is not included in the SEC Documents, including, without limitation, information referred to in Section 3.6 of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading.

     2.7 No Conflicts. The Company is not in violation of any term of the Articles of Incorporation or its Amended and Restated Bylaws, as amended (the “Bylaws”), or any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order to which the Company is subject, or any statute, rule or regulation applicable to the Company, except foregoing for any such violations that, individually or in the aggregate, are not likely to have a material adverse effect on the Company’s condition (financial or otherwise), operations, properties or business, taken as a whole (“Material Adverse Effect”). The execution and delivery by the Company of this Agreement and each of the other agreements contemplated hereby to which the Company is a Party, the offering, sale and issuance of the Securities and the consummation of the contemplated transactions will not conflict with or result in a breach of the terms, conditions or provisions of, constitute a default under, result in the creation of any lien, security interest, charge or encumbrance upon the Company’s capital stock or assets pursuant to, give any third party the right to modify, terminate or accelerate any obligation under, result in a violation of, or require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, (a) the Articles of Incorporation or Bylaws of the Company, (b) any law, statute, rule or regulation to which the Company is subject, or (c) any agreement, instrument, order, judgment or decree to which the Company is subject, except with respect to any of the foregoing (a) through (c) which would not have a Material Adverse Effect.

     2.8 Litigation. Except as described on Schedule 2.8 or as disclosed in the SEC Documents, there are no actions, suits, proceedings orders, investigations or claims pending or, to the Company’s knowledge, threatened against or affecting the Company (or, to the Company’s knowledge, pending or threatened against or affecting any of the officers, directors or employees of the Company with respect to the Company’s business or proposed business activities) at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, any actions, suit, proceedings or investigations with respect to the transactions contemplated by this Agreement). The Company is not a party to any arbitration proceedings under collective bargaining agreements or otherwise or, to the Company’s knowledge, any governmental investigations or inquiries (including inquiries as to the qualification to hold or receive any license or permit).

     2.9 Tax Returns. The Company has filed all tax returns that it is required to file under applicable foreign, federal, state and local laws and regulations. All such returns are complete and correct in all material respects as of the date thereof. The Company has paid all taxes that have become due and payable. The Company has not been advised that any of its returns, federal, state or other, have been or are being audited as of the date hereof. The Company has not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to a tax assessment or deficiency, and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any tax or deficiency. There are no actions, suits, proceedings or claims now pending against the Company in respect of any tax or assessment. There is no pending or, to the Company’s knowledge, threatened investigation of the Company by any federal, state, foreign or local authority relating to any taxes or assessments, or any claims for additional taxes or assessments asserted by any such authority.

     2.10 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Securities, or the consummation of the contemplated transactions, except (a) under applicable state securities laws, which filings and qualifications, if required, will be accomplished within the required statutory period, (b) for the filing pursuant to Regulation D promulgated under the Securities Act of 1933, as amended (the “1933 Act”), which filing will be made within 15 days of the execution hereof, and (c) for the filing of the NASDAQ National Market Additional Listing Application, which filing will be made within 15 days of the execution hereof.

     2.11 Employment Matters. The Company and its subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment, and wages and hours, except where failure to be in compliance would not have a Material Adverse Effect. To the Company’s knowledge, there are no pending investigations involving the Company or any of its subsidiaries by the U.S. Department of Labor or any other governmental agency responsible for the enforcement of such federal, state, local or foreign laws and regulations. To the Company’s knowledge, there is no unfair labor practice charge or complaint against the Company or any of its subsidiaries pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against or involving the Company or any of its subsidiaries. No representation question exists respecting the employees of the Company or any of its subsidiaries, and no collective bargaining agreement or modification thereof is currently being negotiated by the Company or any of its subsidiaries. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company or any of its subsidiaries. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is imminent.

     2.12 Intellectual Property Rights. The Company and its subsidiaries own or possess the requisite rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights (collectively “Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted and as proposed to be conducted through the fiscal year ending August 31, 2004. None of the Intellectual Property Rights or other intellectual property rights have expired or terminated, or are expected to expire or terminate on or before August 31, 2004. The Company and its subsidiaries do not have any knowledge of any event, fact or circumstance relating to (a) any infringement by the Company or its subsidiaries of any trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets or other similar rights of others, or (b) any person or entity now infringing any Intellectual Property Rights or other similar rights, except with respect to any of the foregoing (a) or (b) for such infringements that would not have a Material Adverse Effect. Except as set forth on Schedule 2.12, there is no claim, action or proceeding being made or brought against, or, to the Company’s knowledge, being threatened against, the Company or its subsidiaries regarding any trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets or other similar rights of others. The Company and its subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

     2.13 Environmental Laws.

(a) To the Company’s knowledge, the Company and its subsidiaries (i) are in compliance with any and all Environmental Laws (as defined below), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except with respect to any of the foregoing (i) through (iii) where the failure would not have a Material Adverse Effect. To the Company’s knowledge, with respect to the Company (A) there are no past or present releases of any Hazardous Materials (as defined below) into the environment, (B) there are no actions, activities, circumstances, conditions, events, incidents, or contractual obligations that may cause the Company to have any liability under any Environmental Law, and (C) the Company has not received any notice with respect to the foregoing, nor is any action pending or, to the Company’s knowledge, threatened in connection with the foregoing, except with respect to any of the foregoing (A) through (C) where the condition or obligation would not have a Material Adverse Effect. The term

“Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(b) Other than those that are or were stored, used or disposed of in compliance with applicable law, to the Company’s knowledge, no Hazardous Materials are contained on or about any real property currently owned, leased or used by the Company, and no Hazardous Materials were released on or about any real property previously owned, leased or used by the Company during the period the property was owned, leased or used by the Company.

(c) To the Company’s knowledge, there are no underground storage tanks on or under any real property owned, leased or used by the Company or any of its subsidiaries that are not in compliance with applicable Environmental Laws.

     2.14 Regulatory Permits; Compliance. The Company possesses all material franchises, grants, authorizations, licenses permits, easements, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to conduct its business as currently being conducted (collectively, the “Company Permits”). There is no action pending or, to the Company’s knowledge, threatened regarding the suspension or cancellation of any of the Company Permits. The Company is not in conflict with, or in default or violation of, any of the Company Permits, nor has the Company received any notification of any conflict with, or default or violation of, the Company Permits, except where such violation would not have a Material Adverse Effect.

     2.15 Investment Company Status. The Company is not and upon consummation of the sale of the Securities will not be an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

     2.16 Accuracy of Public Information. No event or circumstance has occurred or information exists with respect to the Company or its business, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly disclosed or announced.

     2.17 Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (a) transactions are recorded as necessary to permit preparation of financial statements in conformity with United

States generally accepted accounting principles and to maintain accountability for assets; (b) transactions are executed in accordance with management’s general or specific authorization; (c) access to assets is available only if permitted in accordance with management’s general or specific authorization; and (d) the recorded accountability for amounts is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     2.18 Eligibility for Form S-3 Registration. The Company is currently eligible to register secondary offerings of securities, including the resale of the Shares and the Warrant Shares, on a registration statement on Form S-3 under the 1933 Act.

     2.19 Use of Proceeds. The proceeds received from the sale of the Securities shall be used for general business purposes of the Company. Except as set forth in Schedule 2.19, no compensation is payable in connection with the sale of the Shares and the Warrants.

3.     Representations and Warranties of Investor. Each Investor hereby represents and warrants, severally and not jointly, to the Company as follows:

     3.1 Organization and Standing; Power.

(a) With respect to each Investor that is an entity, such Investor is an entity duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is formed and has all requisite power and authority and all material qualifications, licenses, permits and authorizations necessary to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted through the current fiscal year and to carry out the transactions contemplated by this Agreement. Such Investor has all requisite power to execute and deliver this Agreement and the other agreements contemplated hereby to which it is a party, and to carry out and perform its obligations under the terms of this Agreement.

(b) With respect to each Investor who is a natural person, such Investor has full right, power, authority and capacity to execute and deliver this Agreement and the other agreements contemplated hereby to which such Investor is a party, and to carry out and perform such Investor’s obligations under the terms of this Agreement.

     3.2 Authorization. This Agreement, and each of the other agreements contemplated hereby to which the Investor is a party, when executed and delivered by the Investor and the Company, will constitute a valid and legally binding obligation of Investor, enforceable against the Investor in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency or creditors’ rights and rules of law governing specific performance, injunctive relief or other equitable remedies.

     3.3 No Conflicts. The execution and delivery by the Investor of this Agreement and each of the other agreements contemplated hereby to which the Investor is a party, the purchase of the Securities and the consummation of the contemplated transactions will not conflict with or result in a breach of the terms, conditions or provisions of, constitute a default under, result in the creation of any lien, security interest, charge or encumbrance upon Investor’s capital stock, if any, or assets pursuant to, give any third party the right to modify, terminate or accelerate any obligation under, result in a violation of, or require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, (a) the Investor’s organizational documents, if an entity, (b) any law, statute, rule or regulation to which the Investor is subject, or (c) any agreement, instrument, order, judgment or decree to which Investor is subject, except with respect to any of the foregoing (a) through (c) that would not, individually or in the aggregate, have a material adverse effect on Investor’s business, properties or prospects, taken as a whole.

     3.4 Experience. The Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Investor acknowledges that investment in the Shares, the Warrants and the Warrant Shares is a speculative risk. The Investor is able to fend for itself in the transactions contemplated by this Agreement, can bear the economic risk of its investment in the Shares, the Warrants and the Warrant Shares (including possible complete loss of such investment) for an indefinite period of time, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Shares, the Warrants and the Warrant Shares. The Investor understands that nothing in this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Shares, the Warrants and the Warrant Shares constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as the Investor, in its sole discretion, has deemed necessary or appropriate.

     3.5 Investment Purpose. The Investor is acquiring the Shares and the Warrants, and upon exercise of the Warrants, will acquire the Warrant Shares, for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. The Investor understands that the Shares, the Warrants and the Warrant Shares have not been registered under the 1933 Act, by reason of a specific exemption from the registration provisions of the 1933 Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein. The Investor understands that the Shares, the Warrants and the Warrant Shares are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving any public offering and that under such laws and applicable regulations the Shares, the Warrants and the Warrant Shares may be resold without registration under the 1933 Act only in certain limited circumstances. The Investor shall not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares, the Warrants or the Warrant Shares except in compliance with the 1933 Act, applicable state securities laws and the respective rules and regulations thereunder.

     3.6 Access to Data. The Investor and its representatives have been afforded access to corporate books, financial statements, records, contracts, documents and other information concerning the Company (to the extent such exists), and to its offices and facilities, have been afforded an opportunity to ask such questions of the Company’s officers, employees, agents, accountants and representatives concerning the Company’s existing and proposed business, operations, financial condition, assets, liabilities and other relevant matters as they have deemed necessary or desirable, and have been given all such information as has been requested, in order to evaluate the merits and risks of the prospective investments contemplated herein. The Investor further represents and acknowledges that it has been solely responsible for its own “due diligence” investigation of the Company and its management and business, for its own analysis of the merits and risks of this investment, and for its own analysis of the fairness and desirability of the terms of the investment. The foregoing, however, does not limit or modify the representations and warranties of the Company contained in Section 2 hereof.

     3.7 Residency. For purposes of the application of state securities laws, the Investor represents and warrants to the Company that it is a bona fide resident of, or a duly formed entity domiciled in, the state or country set forth in its address opposite its name on Exhibit A hereto.

     3.8 Accredited Investor. The Investor is an accredited investor within the meaning of Rule 501(a) of Regulation D of the Securities and Exchange Commission and has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that the Investor is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.

     3.9 Not an Affiliate or Group. Except as specified on Exhibit A, the Investor represents that it is not under the control of, controlled by or under common control with any other Investor, and the Investor represents that it, along with any other Investor or Investors, is not a Person or a Group as defined in Section 13(d)(3) of the 1934 Act and the rules and regulations promulgated thereunder.

     3.10 Restrictive Legends. The Investor agrees that, so long as the Shares, the Warrants or the Warrant Shares remain restricted securities, the Company shall place a restrictive legend on the certificate(s) representing the Shares, the Warrants or the Warrant Shares in substantially the following form:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be transferred without registration under such Act or an opinion of counsel reasonably acceptable to the Company that such registration is not required.”

At any time after (a) the effective date of a registration statement covering the Shares or the Warrant Shares or (b) the date the Shares or the Warrant Shares may be sold without limitation under Rule 144(k) promulgated under the 1933 Act, the Company will use its best efforts to instruct its Transfer Agent and Registrar for Common Stock to remove the restrictive legend from certificate(s) representing the Shares or the Warrant Shares within five (5) business days of receipt of the Investor’s written request to remove such legend from such Shares or Warrant Shares.

     3.11 Transactions in Common Stock. The Investor has not, during the thirty (30) trading days immediately preceding the Closing Date, sold or established a short position in any shares of the Common Stock or other capital stock of the Company.

     3.12 No General Solicitation. The Investor did not learn of the investment in the Securities as a result of any public advertising or general solicitation.

4.     Registration Rights. The Shares and the Warrant Shares will have the registration rights set forth in the Registration Rights Agreement, substantially in the form as set forth in Exhibit C attached hereto.

5.     Closing Conditions.

     5.1 Conditions to the Company’s Obligation to Sell. The Company’s obligation to sell and deliver the Shares and the Warrants to the Investors shall, unless waived by the Company, be subject to the satisfaction, with respect to each Investor, prior to or on the Closing Date, of each of the following conditions:

(a) Each Investor shall have executed this Agreement and the Registration Rights Agreement and delivered the same to the Company.

(b) Each Investor shall have delivered to the Company the aggregate Purchase Price for the Shares being purchased by such Investor at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(c) The representations and warranties contained in Section 3 hereof shall be true and correct in all material respects at and as of the Closing as though then made, except to the extent of changes caused by the transactions expressly contemplated herein, and each Investor shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied and complied with by such Investor at or prior to the Closing.

     5.2 Conditions to each Investor’s Obligation to Purchase. Each Investor’s obligation hereunder to purchase the Shares and the Warrants at the Closing shall, unless waived by such Investor, be subject to the satisfaction, prior to or on the Closing Date, of each of the following conditions:

(a) The Company shall have executed this Agreement and the Registration Rights Agreement and delivered the same to such Investor.

(b) The representations and warranties contained in Section 2 hereof shall be true and correct in all material respects at and as of the Closing as though then made, except to the extent of changes caused by the transactions expressly contemplated herein, and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied and complied with by the Company at or prior to the Closing.

(c) Each Investor shall have received from Gray, Plant, Mooty, Mooty & Bennett, P.A., counsel for the Company, an opinion substantially as set forth in Exhibit D attached hereto, which shall be addressed to Investors and dated as of the Closing Date.

(d) The Company shall have delivered to the Investors all of the following documents, which shall be satisfactory in form and substance to the Investors:

(i) An Officer’s Certificate, executed by the Company’s Chief Executive Officer and Chief Financial Officer and dated the Closing Date, stating that the conditions specified in Section 5.2(b) have been fully satisfied;

(ii) Certified copies of the resolutions duly adopted by the Company’s Board of Directors authorizing the execution, delivery and performance of this Agreement and each of the other agreements contemplated hereby, the issuance and sale of the Shares, the Warrants and the Warrant Shares, and all other transactions contemplated by this Agreement;

(iii) Copies of all third party and governmental consents, approvals and filings required in connection with the consummation of the transactions hereunder (including, without limitation, all blue sky law filings and waivers of all preemptive rights and rights of first refusal, if any); and

(iv) Certificates representing the Shares and the Warrants as described in Section 1 hereof, in the amount set forth on Exhibit A.

6.     Right of First Refusal.

     6.1 Right of First Refusal. Subject to the terms and conditions contained in this Section 6, the Company hereby grants to each Investor the right of first refusal, for 180 days after the Closing Date, to purchase such Investor’s Pro Rata Portion (as defined below) of any New Securities (as defined below) which the Company may, from time to time, propose to sell and issue. An Investor’s “Pro Rata Portion” for purposes of this Section 6.1 is equal to the fraction obtained by dividing (a) the number of Shares held by such Investor by (b) the aggregate number of shares of Common Stock then outstanding, assuming in each case the conversion, exercise or exchange of all securities by their terms convertible into or exercisable for Common Stock and the exercise of all options to purchase or rights to subscribe for Common Stock or such convertible or exchangeable securities, whether or not the terms of such securities or rights then permit such conversion, exercise or exchange.

     6.2 Definition of New Securities. Except as set forth below, “New Securities” shall mean any shares of capital stock of the Company, and rights, options or warrants to purchase said shares of capital stock, and securities of any type whatsoever that are, or may become, convertible into said shares of capital stock. Notwithstanding the foregoing, “New Securities” does not include (a) securities offered in an underwritten public offering pursuant to a registration statement under the 1933 Act, (b) all shares of Common Stock, warrants or options to purchase Common Stock or other securities issued upon the approval of the Board of Directors to employees, officers, directors and consultants of the Company who have (i) provided bona fide services to the Company not in connection with the offer or sale of securities in a capital raising transaction and (ii) who do not, directly or indirectly, promote or maintain a market for the Company’s securities, pursuant to any plan or arrangement approved by the Board of Directors or the shareholders of the Company, (c) all securities issued to lending or leasing institutions upon the approval of the Board of Directors in connection with loans from or leasing transactions with such institutions, (d) stock issued pursuant to any private placement completed on substantially similar terms or within 45 days of the Closing Date, or (e) stock issued in connection with any merger or acquisition by the Company.

     6.3 Notice of Right. In the event the Company proposes to undertake an issuance of New Securities, it shall give each Investor written notice of its intention, describing the type of New Securities and the price and terms upon which the Company proposes to issue the same. Each Investor shall have 15 days from the date of receipt of any such notice to agree to purchase shares of such New Securities (up to the amount referred to in Section 6.1), for the price and upon the terms specified in the notice, by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

     6.4 Exercise of Right. If any Investor exercises its right of first refusal hereunder, the closing of the purchase of the New Securities by such Investor with respect to which such right has been exercised shall take place on the date set by the Company for the sale of New Securities; provided that such closing shall not occur prior to the date 20 days following the date of the written notice provided to the Investors, and provided, further, that the date of such closing shall be extended in order to comply with applicable laws and regulations.

     6.5 Lapse and Reinstatement of Right. In the event a Investor fails to exercise the right of first refusal provided in Section 6.1 within said 15 day period, the Company shall have 60 days thereafter to sell the New Securities not elected to be purchased by such Investor at the price and upon the terms no more favorable to the purchasers of such securities than specified in the Company’s notice. In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within said 60 day period, the Company shall not thereafter issue or sell any New Securities without first offering such securities to the Investors in the manner provided above.

7.     Miscellaneous.

     7.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Minnesota, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Minnesota or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Minnesota.

     7.2 Expenses. The Company and each of the Investors shall bear its own expenses in connection with the transactions contemplated by this Agreement; provided, however, that the Company shall pay the reasonable legal fees of counsel(s) to the Investors up to a maximum of $10,000 in the aggregate for all Investors.

     7.3 Survival. The representations, warranties, covenants, and agreements made herein by the Company and each Investor shall survive any investigation made by the Company or any Investor and shall survive the Closing. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company or each Investor pursuant hereto shall be deemed to be representations and warranties by the Company or such Investor, as appropriate, hereunder as of the date of such certificate or instrument.

     7.4 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the Parties hereto.

     7.5 Entire Agreement. This Agreement, including the Exhibits hereto, and the other agreements contemplated by this Agreement constitute the full and entire understanding and agreement among the Parties with regard to the subjects hereof, and no Party shall be liable or bound to any other Party in any manner by and representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any Party, other than the Parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

     7.6 Assignment and Transfer. The Investors may transfer such Shares and the Warrants, in whole or in part, to another person or entity and may, in connection with such transfer, assign its rights in whole or in part under this Agreement in accordance with the provisions of this Section 7.6. If a transfer is permitted, the Company agrees to execute and deliver such instruments, documents and certificates as the Investors, holders or any such transferees may reasonably request in order to document the transfer in whole or in part of rights hereunder, which instruments, documents and certificates shall be satisfactory in form and substance to counsel for the Investors, or holders or such transferees. Any such transfer shall be subject to compliance with applicable federal and state securities laws.

     7.7 Amendment and Waiver. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and each Investor.

     7.8 Notices. All notices or other communications to a Party required or permitted hereunder shall be in writing and shall be delivered personally or by telecopy (receipt confirmed) to such Party (or, in the case of an entity, to an executive officer of such Party) or shall be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed as follows:

     If to an Investor:

To the address set forth on Exhibit A or such other address as may be designated in writing hereafter, in the same manner, by such Investor.

     If to the Company:

HEI, Inc.
1495 Steiger Lake Lane
Victoria, MN 55386
Attention: Mack V. Traynor, III
Fax: 952-443-2668

     with copy to:

Mark D. Williamson, Esq.
Gray, Plant, Mooty, Mooty & Bennett, P.A.
500 IDS Center
80 South Eighth Street
Minneapolis, MN 55402
Fax: 612-632-4379

     Any Party may change the above-specified recipient and/or mailing address by notice to all other Parties given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by telecopy) or on the day shown on the return receipt (if delivered by mail or delivery service).

     7.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. A facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

[THE REMAINDER OF THIS PAGE IS BLANK. SIGNATURE PAGES FOLLOW.]

     IN WITNESS WHEREOF, the Company and the Investors have executed this Agreement as of the date first written above.

HEI, INC.

By:	/S/ Mack V. Traynor, III

Mack V. Traynor, III
Chief Executive Officer

Signature Page to Stock Purchase Agreement

INVESTOR EXECUTION PAGE

INVESTOR SIGNATURE

/s/Richard C. Perkins

Investor (Signature)

Robert G. Allison
Perkins Capital Management Inc.
Attorney-in-Fact
By: Richard C. Perkins, Vice President

Print Name

Print Name (If more than one investor)

c/o Perkins Capital Management, Inc.
730 East Lake Street
Wayzata, MN 55391

Address

Dollar Amount of Investment: $45,000.00

Number of Shares Subscribed: 15,000

State of Residence/Domicile: Texas

TIN/SSN: ###-##-####

Investor Representation with respect to Section 3.7

     The Investor hereby represents that it is not under the control of, controlled by or under common control with any other Investor, and the Investor represents that it, along with any other Investor or Investors, is not a Person or a Group under Section 13(d)(3) of the Securities Exchange Act of 1934, except as follows:

INVESTOR EXECUTION PAGE

INVESTOR SIGNATURE

/s/Richard C. Perkins

Investor (Signature)

Piper Jaffray as Custodian
FBO Bradley A. Erickson IRA
Perkins Capital Management Inc.
Attorney-in-Fact
By: Richard C. Perkins, Vice President

Print Name

Print Name (If more than one investor)

c/o Perkins Capital Management, Inc.
730 East Lake Street
Wayzata, MN 55391

Address

Dollar Amount of Investment: $30,000.00

Number of Shares Subscribed: 10,000

State of Residence/Domicile: Minnesota

TIN/SSN: 41-1422918

Investor Representation with respect to Section 3.7

     The Investor hereby represents that it is not under the control of, controlled by or under common control with any other Investor, and the Investor represents that it, along with any other Investor or Investors, is not a Person or a Group under Section 13(d)(3) of the Securities Exchange Act of 1934, except as follows:

INVESTOR EXECUTION PAGE

INVESTOR SIGNATURE

/s/Richard C. Perkins

Investor (Signature)

Dennis D. Gonyea
Perkins Capital Management Inc.
Attorney-in-Fact
By: Richard C. Perkins, Vice President

Print Name

Print Name (If more than one investor)

c/o Perkins Capital Management, Inc.
730 East Lake Street
Wayzata, MN 55391

Address

Dollar Amount of Investment: $60,000.00

Number of Shares Subscribed: 20,000

State of Residence/Domicile: Minnesota

TIN/SSN: ###-##-####

Investor Representation with respect to Section 3.7

     The Investor hereby represents that it is not under the control of, controlled by or under common control with any other Investor, and the Investor represents that it, along with any other Investor or Investors, is not a Person or a Group under Section 13(d)(3) of the Securities Exchange Act of 1934, except as follows:

INVESTOR EXECUTION PAGE

INVESTOR SIGNATURE

/s/Richard C. Perkins

Investor (Signature)

David M. Westrum, TTEE FBO
David M. Westrum Revocable Living Trust u/a dtd 6/1/97
Perkins Capital Management Inc.
Attorney-in-Fact
By: Richard C. Perkins, Vice President

Print Name

Print Name (If more than one investor)

c/o Perkins Capital Management, Inc.
730 East Lake Street
Wayzata, MN 55391

Address

Dollar Amount of Investment: $45,000.00

Number of Shares Subscribed: 15,000

State of Residence/Domicile: Minnesota

TIN/SSN: ###-##-####

Investor Representation with respect to Section 3.7

     The Investor hereby represents that it is not under the control of, controlled by or under common control with any other Investor, and the Investor represents that it, along with any other Investor or Investors, is not a Person or a Group under Section 13(d)(3) of the Securities Exchange Act of 1934, except as follows:

INVESTOR EXECUTION PAGE

INVESTOR SIGNATURE

/s/Richard C. Perkins

Investor (Signature)

Cedric A/Margaret E. Veum TTEES FBO
Cedric A/Margaret E Veum Living Trust
u/a dtd 6/20/96
Perkins Capital Management Inc.
Attorney-in-Fact
By: Richard C. Perkins, Vice President

Print Name

Print Name (If more than one investor)

c/o Perkins Capital Management, Inc.
730 East Lake Street
Wayzata, MN 55391

Address

Dollar Amount of Investment: $30,000.00

Number of Shares Subscribed: 10,000

State of Residence/Domicile: Wisconsin

TIN/SSN: ###-##-####

Investor Representation with respect to Section 3.7

     The Investor hereby represents that it is not under the control of, controlled by or under common control with any other Investor, and the Investor represents that it, along with any other Investor or Investors, is not a Person or a Group under Section 13(d)(3) of the Securities Exchange Act of 1934, except as follows:

INVESTOR EXECUTION PAGE

INVESTOR SIGNATURE

/s/Richard C. Perkins

Investor (Signature)

Piper Jaffray as Custodian
FBO Dan L. Lastavich IRA
Perkins Capital Management Inc.
Attorney-in-Fact
By: Richard C. Perkins, Vice President

Print Name

Print Name (If more than one investor)

c/o Perkins Capital Management, Inc.
730 East Lake Street
Wayzata, MN 55391

Address

Dollar Amount of Investment: $60,000.00

Number of Shares Subscribed: 20,000

State of Residence/Domicile: Minnesota

TIN/SSN: 41-1422918

Investor Representation with respect to Section 3.7

     The Investor hereby represents that it is not under the control of, controlled by or under common control with any other Investor, and the Investor represents that it, along with any other Investor or Investors, is not a Person or a Group under Section 13(d)(3) of the Securities Exchange Act of 1934, except as follows:

INVESTOR EXECUTION PAGE

INVESTOR SIGNATURE

/s/Daniel S. Perkins

Investor (Signature)

Piper Jaffray as Custodian
FBO Daniel S. Perkins IRA

Print Name

Print Name (If more than one investor)

55 Landmark Drive
Long Lake, MN 55356

Address

Dollar Amount of Investment: $45,000.00

Number of Shares Subscribed: 15,000

State of Residence/Domicile: Minnesota

TIN/SSN: 41-1422918

Investor Representation with respect to Section 3.7

     The Investor hereby represents that it is not under the control of, controlled by or under common control with any other Investor, and the Investor represents that it, along with any other Investor or Investors, is not a Person or a Group under Section 13(d)(3) of the Securities Exchange Act of 1934, except as follows:

INVESTOR EXECUTION PAGE

INVESTOR SIGNATURE

/s/Daniel S. Perkins

Investor (Signature)

Piper Jaffray as Custodian
FBO David H. Potter IRA

Print Name

Print Name (If more than one investor)

P.O. Box 9
Maple Plain, MN 55359

Address

Dollar Amount of Investment: $45,000.00

Number of Shares Subscribed: 15,000

State of Residence/Domicile: Minnesota

TIN/SSN: 41-1422918

Investor Representation with respect to Section 3.7

     The Investor hereby represents that it is not under the control of, controlled by or under common control with any other Investor, and the Investor represents that it, along with any other Investor or Investors, is not a Person or a Group under Section 13(d)(3) of the Securities Exchange Act of 1934, except as follows:

INVESTOR EXECUTION PAGE

INVESTOR SIGNATURE

/s/Daniel S. Perkins

Investor (Signature)

Piper Jaffray as Custodian
FBO James G. Peters IRA

Print Name

Print Name (If more than one investor)

5605 Woodstock Avenue
Golden Valley, MN 55422

Address

Dollar Amount of Investment: $30,000.00

Number of Shares Subscribed: 10,000

State of Residence/Domicile: Minnesota

TIN/SSN: 41-1422918

Investor Representation with respect to Section 3.7

     The Investor hereby represents that it is not under the control of, controlled by or under common control with any other Investor, and the Investor represents that it, along with any other Investor or Investors, is not a Person or a Group under Section 13(d)(3) of the Securities Exchange Act of 1934, except as follows:

INVESTOR EXECUTION PAGE

INVESTOR SIGNATURE

/s/Diversified Drilling Corporation
By: Edwin W. Finch, III, President

Investor (Signature)

Diversified Drilling Corporation
By: Edwin W. Finch, III, President

Print Name

Print Name (If more than one investor)

8801 Maislin Drive
Tampa, FL 33637

Address

Dollar Amount of Investment: $150,000.00

Number of Shares Subscribed: 50,000

State of Residence/Domicile: Florida

TIN/SSN: 59-1688848

Investor Representation with respect to Section 3.7

     The Investor hereby represents that it is not under the control of, controlled by or under common control with any other Investor, and the Investor represents that it, along with any other Investor or Investors, is not a Person or a Group under Section 13(d)(3) of the Securities Exchange Act of 1934, except as follows:

INVESTOR EXECUTION PAGE

INVESTOR SIGNATURE

/s/ Evan Schemenauer

Investor (Signature)

Evan Schemenauer, Director
Greenwich Growth Fund Ltd.

Print Name

N/A

Print Name (If more than one investor)

P.O. Box HM 2257
Hamilton HMJX Bermuda

Address

Dollar Amount of Investment: $99,999.00

Number of Shares Subscribed: 33,333

State of Residence/Domicile: British Virgin Islands

TIN/SSN: N/A

Investor Representation with respect to Section 3.7

     The Investor hereby represents that it is not under the control of, controlled by or under common control with any other Investor, and the Investor represents that it, along with any other Investor or Investors, is not a Person or a Group under Section 13(d)(3) of the Securities Exchange Act of 1934, except as follows:

INVESTOR EXECUTION PAGE

INVESTOR SIGNATURE

/s/M. Finkelstein, Stonestreet LP

Investor (Signature)

By: Michael Finkelstein
Stonestreet President

Print Name

N/A

Print Name (If more than one investor)

Hartley Z. Wingeman, CA
c/o Suite 201-260 Town Centre Boulevan
Markham, Ontario, Canada L3R 8H8

Address

Dollar Amount of Investment: $450,000.00

Number of Shares Subscribed: 150,000

State of Residence/Domicile: Toronto, Ontario, Canada

TIN/SSN: N/A

Investor Representation with respect to Section 3.7

     The Investor hereby represents that it is not under the control of, controlled by or under common control with any other Investor, and the Investor represents that it, along with any other Investor or Investors, is not a Person or a Group under Section 13(d)(3) of the Securities Exchange Act of 1934, except as follows:

INVESTOR EXECUTION PAGE

INVESTOR SIGNATURE

/s/Evan Schemenauer

Investor (Signature)

By: Evan Schemenauer, Director
Whalehaven Fund Limited

Print Name

N/A

Print Name (If more than one investor)

P.O. Box HM 2257
Hamilton HMTX Bermuda

Address

Dollar Amount of Investment: $150,000.00

Number of Shares Subscribed: 50,000

State of Residence/Domicile: Bermuda

TIN/SSN: N/A

Investor Representation with respect to Section 3.7

     The Investor hereby represents that it is not under the control of, controlled by or under common control with any other Investor, and the Investor represents that it, along with any other Investor or Investors, is not a Person or a Group under Section 13(d)(3) of the Securities Exchange Act of 1934, except as follows:

INVESTOR EXECUTION PAGE

INVESTOR SIGNATURE

/s/ Richard

Investor (Signature)

By: Richard
Crestview Capital Master, LLC

Print Name

Print Name (If more than one investor)

95 Revere Drive, Suite F
Northbrook, IL 60062

Address

Dollar Amount of Investment: $750,000.00

Number of Shares Subscribed: 250,000

State of Residence/Domicile:Delaware

TIN/SSN: 20-0204766

Investor Representation with respect to Section 3.7

     The Investor hereby represents that it is not under the control of, controlled by or under common control with any other Investor, and the Investor represents that it, along with any other Investor or Investors, is not a Person or a Group under Section 13(d)(3) of the Securities Exchange Act of 1934, except as follows:

INVESTOR EXECUTION PAGE

INVESTOR SIGNATURE

/s/ Cranshire Capital, LP
by: Mitchell P. Kopin

Investor (Signature)

Mitchell P. Kopin
President, Downsview Capital,
The General Partner

Print Name

Print Name (If more than one investor)

666 Dundee Road, Suite 1901
Northbrook, IL 60062

Address

Dollar Amount of Investment: $500,001.00

Number of Shares Subscribed: 166,667

State of Residence/Domicile: Illinois

TIN/SSN: 36-4055954

Investor Representation with respect to Section 3.7

     The Investor hereby represents that it is not under the control of, controlled by or under common control with any other Investor, and the Investor represents that it, along with any other Investor or Investors, is not a Person or a Group under Section 13(d)(3) of the Securities Exchange Act of 1934, except as follows:

INVESTOR EXECUTION PAGE

INVESTOR SIGNATURE

/s/ Deborah Solomon

Investor (Signature)

By: Deborah Solomon
Managing Member
Bluegrass Growth Fund Partners, LLC

Print Name

Print Name (If more than one investor)

115 East 57th Street, Suite 1111
New York, NY 10022

Address

Dollar Amount of Investment: $300,000.00

Number of Shares Subscribed: 100,000

State of Residence/Domicile:Delaware

TIN/SSN: 11-3701751

Investor Representation with respect to Section 3.7

     The Investor hereby represents that it is not under the control of, controlled by or under common control with any other Investor, and the Investor represents that it, along with any other Investor or Investors, is not a Person or a Group under Section 13(d)(3) of the Securities Exchange Act of 1934, except as follows:

INVESTOR EXECUTION PAGE

INVESTOR SIGNATURE

/s/ Konrad Ackermann

Investor (Signature)

Alpha Capital AG

Print Name

Konrad Ackermann

Print Name (If more than one investor)

Address

Dollar Amount of Investment: $150,000.00

Number of Shares Subscribed: 50,000

State of Residence/Domicile: Liechtenstein

TIN/SSN:

Investor Representation with respect to Section 3.7

     The Investor hereby represents that it is not under the control of, controlled by or under common control with any other Investor, and the Investor represents that it, along with any other Investor or Investors, is not a Person or a Group under Section 13(d)(3) of the Securities Exchange Act of 1934, except as follows:

INVESTOR EXECUTION PAGE

INVESTOR SIGNATURE

/s/Andrew Redleaf

Investor (Signature)

Pandora Select Partners LP
Pandora Select Advisors LLC
By: Andrew Redleaf
Managing Member of the General Partner

Print Name

Print Name (If more than one investor)

3033 Excelsior Boulevard, Suite 300
Minneapolis, MN 55416

Address

Dollar Amount of Investment: $600,000.00

Number of Shares Subscribed: 200,000

State of Residence/Domicile:

TIN/SSN: British Virgin Islands entity

Investor Representation with respect to Section 3.7

     The Investor hereby represents that it is not under the control of, controlled by or under common control with any other Investor, and the Investor represents that it, along with any other Investor or Investors, is not a Person or a Group under Section 13(d)(3) of the Securities Exchange Act of 1934, except as follows:

Exhibit A
List of Investors

		Tax ID	Number of
Shareholder Name	Shareholder Address	Number	Common Shares

Robert G. Allison	Robert G. Allison c/o Perkins Capital Management, Inc. 730 East Lake Street Wayzata, MN 55391	###-##-####	15,000

Piper Jaffray as Custodian FBO Bradley A. Erickson IRA	Bradley A. Erickson c/o Perkins Capital Management, Inc. 730 East Lake Street Wayzata, MN 55391	41-1422918	10,000

Dennis D. Gonyea	Dennis D. Gonyea c/o Perkins Capital Management, Inc. 730 East Lake Street Wayzata, MN 55391	###-##-####	20,000

David M. Westrum, TTEE FBO David M. Westrum Revocable Living Trust u/a dtd 6/1/97	David M. Westrum c/o Perkins Capital Management, Inc. 730 East Lake Street Wayzata, MN 55391	###-##-####	15,000

Cedric A / Margaret E Veum TTEES FBO Cedric A / Margaret E Veum Living Trust u/a dtd 6/20/96	Cedric and Margaret Veum c/o Perkins Capital Management, Inc. 730 East Lake Street Wayzata, MN 55391	###-##-####	10,000

Piper Jaffray as Custodian FBO Dan L. Lastavich IRA	Dan L. Lastavich c/o Perkins Capital Management, Inc. 730 East Lake Street Wayzata, MN 55391	41-1422918	20,000

Piper Jaffray as Custodian FBO Daniel S. Perkins IRA	Daniel S. Perkins c/o Perkins Capital Management, Inc. 730 East Lake Street Wayzata, MN 55391	41-1422918	15,000

Piper Jaffray as Custodian FBO David H. Potter IRA	David H. Potter IRA c/o Perkins Capital Management, Inc. 730 East Lake Street Wayzata, MN 55391	41-1422918	15,000

Piper Jaffray as Custodian FBO James G. Peters IRA	James G. Peters IRA c/o Perkins Capital Management, Inc. 730 East Lake Street Wayzata, MN 55391	41-1422918	10,000

Diversified Drilling Corporation	Diversified Drilling Corporation c/o FHL Capital Corporation 600 Twentieth Street North Suite 350 Birmingham, AL 35203	59-1688848	50,000

			Number of
Shareholder Name	Shareholder Address	Tax ID Number	Common Shares

Greenwich Growth Fund Limited	Greenwich Growth Fund Limited c/o Canaccord Capital Corporation 320 Bay St., Suite 1300 Toronto, Ontario MSH 4A6, Canada	N/A	33,333

Stonestreet LP	Stonestreet LP c/o Hartley Z. Wingeman Town Centre Blvd. Markham, Ontario L3R 8H8, Canada	N/A	150,000

Whalehaven Fund Limited	Whalehaven Fund Limited P.O. Box HM 2257 Par La Ville Place, 3rd Floor 14 Par-La-Ville Road, Hamilton HM JX, Bermuda	N/A	50,000

Crestview Capital Master Fund LLC	Crestview Capital Master Fund LLC 95 Revere, Suite F Northbrook, IL 60062	20-0204766	250,000

Cranshire Capital, L.P.	Cranshire Capital, L.P. 666 Dundee Road, Suite 1901 Northbrook, IL 60062	36-4055954	166,667

Bluegrass Growth Fund LP	Bluegrass Growth Fund LP 115 E. 57th Street, Suite 1111 New York, NY 10022	11-3701751	100,000

Alpha Capital AG	Alpha Capital AG c/o L.H. Financial Services Corp. 160 Central Park South Suite 2701 New York, NY 10019	N/A	50,000

Pandora Select Partners LP	Pandora Select Partners LP c/o Whitebox Advisors 3033 Excelsior Boulevard Suite 300 Minneapolis, Minnesota 55416	N/A	200,000